UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2025

LSI INDUSTRIES INC.
(Exact name of Registrant as Specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

            Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LYTS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2025, LSI Industries Inc. (“LSI” or “Company”) and PNC Bank, National Association (“Bank”) entered into a Second Amended and Restated Loan Agreement effective as of September 30, 2025 (“Amended Loan Agreement”).

The Amended Loan Agreement increases the amount of LSI’s borrowing availability under the senior secured revolving credit facility (the “Revolving Credit Facility”) from $75 million to $125 million and terminates the $25 million term loan under LSI’s prior Loan Agreement. The Revolving Credit Facility will be used to fund ongoing working capital and general corporate purposes. The obligations of LSI and its subsidiary guarantors are secured by substantially all of the personal property and material fee owned real property of LSI and certain of its subsidiaries.

The Revolving Credit Facility will expire in the first quarter of fiscal 2031. Interest is charged based upon an increment over the Secured Overnight Financing Rate (“SOFR”). The increment over the SOFR borrowing rate fluctuates between 100 and 225 basis points of which depend upon the ratio of indebtedness to earnings before interest, taxes, depreciation, and amortization (“EBITDA”), as defined in the Amended Loan Agreement. As of September 30, 2025, the Company’s borrowing rate against its revolving line of credit was 5.5%. The increment over the SOFR borrowing rate will be 100 basis points for the second quarter of fiscal 2026. The fee on the unused balance of the $125 million committed line of credit fluctuates between 15 and 25 basis points. Under the terms of the Amended Loan Agreement, the Company is required to comply with a financial covenant that limits the ratio of indebtedness to EBITDA. The Company is also required to maintain an interest coverage ratio equal to or above the minimum set forth in the Amended Loan Agreement. Under the Revolving Credit Facility, there was $73 million available for borrowing.

In addition to the increased availability under the Revolving Credit Facility, extension of the maturity date and the pricing changes noted above, certain modifications were made in connection with the amendment and restatement to allow the Company to consummate certain acquisitions using cash rather than borrowings under the Revolving Credit Facility without seeking further lender consent in connection with such acquisition. The Amended Loan Agreement still contains other customary representations, warranties and conditions to borrowing and customary affirmative and negative covenants.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item9.01 Financial Statements and Exhibits.

(d)	Exhibits

ExhibitNo.	Description

10.1	Second Amended and Restated Loan Agreement dated November 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI INDUSTRIES INC.

BY:/s/ James E. Galeese
James E. Galeese
Executive Vice President, Chief Financial Officer

Dated: November 5, 2025